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                                                                   EXHIBIT 10.21

                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT is entered into on February 23, 1999, by and between Larry J. Braverman (the "Employee") and HYPERION SOLUTIONS CORPORATION, a Delaware corporation (the "Company").

                  1.       DUTIES AND SCOPE OF EMPLOYMENT.

                           (a)      POSITION. For the term of his employment
under this Agreement ("Employment"), the Company agrees to employ the Employee in the position of General Counsel and Secretary or in such other position as the Company subsequently may assign to the Employee. The Employee shall report to the Company's Senior Vice President and Chief Financial Officer or to such other person as the Company subsequently may determine.

                           (b)      OBLIGATIONS TO THE COMPANY. During the term
of his Employment, the Employee shall devote his full business efforts and time to the Company. During the term of his Employment, without the prior written approval of the Company (which shall not be unreasonably withheld), the Employee shall not render services in any capacity to any other person or entity and shall not act as a sole proprietor, partner or managing member of any other person or entity or as a shareholder owning more than one percent of the stock of any other corporation. The foregoing, however, shall not preclude the Employee from engaging in reasonable community, school or charitable activities. The Employee shall comply with the Company's policies and rules, as they may be in effect from time to time during the term of his Employment.

                           (c)      NO CONFLICTING OBLIGATIONS. The Employee
represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Employee represents and warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which he or any other person has any right, title or interest and that his employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person. The Employee represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employer.

                  2.       CASH AND INCENTIVE COMPENSATION.

                           (a)      SALARY. The Company shall pay the Employee
as compensation for his services a base salary at a gross annual rate of not less than $175,000 (one hundred seventy five thousand dollars). Such salary shall be payable in accordance with the Company's standard payroll procedures. (The annual compensation specified in this Subsection (a), together
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with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as "Base Compensation.").

                           (b)      INCENTIVE BONUSES. The Employee shall be
eligible to be considered for an annual incentive bonus with a target amount equal to 34.3% of Base Compensation. Such bonus (if any) shall be awarded based on objective or subjective criteria established in advance by the Company's Board of Directors (the "Board") or its Compensation Committee. The determinations of the Board or such Committee with respect to such bonus shall be final and binding.

                  3. VACATION AND EMPLOYEE BENEFITS. During the term of his Employment, the Employee shall be eligible for paid vacations in accordance with the Company's standard policy applicable to all of its employees, as it may be amended from time to time. During the term of his Employment, the Employee shall be eligible to participate in any employee benefit plans maintained by the Company for similarly situated employees, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

                  4. BUSINESS EXPENSES. During the term of his Employment, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies. Any single expenditure in excess of $5,000 shall require the prior approval of the Company's Chief Executive Officer or Chief Financial Officer.

                  5.       TERM OF EMPLOYMENT.

                           (a)      BASIC RULE. The Company agrees to continue
the Employee's Employment, and the Employee agrees to remain in Employment with the Company, from the Effective Time until the earlier of:

                                    (i)      The close of the applicable Initial
         Term or Renewal Period, as determined under Subsection (b) below; or

                                    (ii)     The date when the Employee's
         Employment terminates pursuant to Subsection (c) below.

                           (b)      INITIAL TERM AND RENEWAL PERIODS. The
initial term of this Agreement shall end on January 31, 2001 (the "Initial Term"). Thereafter this Agreement shall automatically be renewed for successive 12-month periods (the "Renewal Periods"), unless either party has given the other party written notice of non-renewal not less than 90 days prior to the close of the Initial Term or Renewal Period then in effect.

                           (c)      EARLY TERMINATION. The Employee may
terminate his Employment at any time and for any reason (or no reason) by giving the Company 30 days' advance notice in writing. The Company may terminate the Employee's Employment at any time

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and for any reason (or no reason), and with or without Cause, by giving the
Employee 30 days' advance notice in writing. The Company may also terminate the Employee's active Employment due to Permanent Disability by giving the Employee notice in writing. For all purposes under this Agreement, "Permanent Disability" shall mean that the Employee, at the time notice is given, has failed to perform his duties under this Agreement for 60 or more consecutive days or for 90 or more days during any 12-month period as the result of his incapacity due to physical or mental injury, disability or illness. The Employee's Employment shall terminate automatically in the event of his death.

                           (d)      EMPLOYMENT AT WILL. The Employee's
Employment with the Company shall be "at will." Any contrary representations which may have been made to the Employee shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Employee and the Company on the "at will" nature of the Employee's Employment, which may only be changed in an express written agreement signed by the Employee and a duly authorized officer of the Company.

                           (e)      RIGHTS AND OBLIGATIONS UPON TERMINATION.
Except as expressly provided in Section 6, upon the termination of the Employee's Employment pursuant to this Section 5, the Employee shall only be entitled to the compensation, benefits and reimbursements described in Sections 2, 3 and 4 for the period preceding the effective date of the termination. No incentive bonus under Section 2(b) shall be payable for the year in which the Employee's Employment terminates, unless the applicable bonus program expressly provides for the payment of a prorated bonus for such year. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee. The termination of this Agreement shall not limit or otherwise affect the Employee's obligations under Section 7.

                  6.       TERMINATION BENEFITS.

                           (a)      GENERAL RELEASE. Any other provision of this
Agreement notwithstanding, Subsections (b) and (c) below shall not apply unless the Employee (i) has executed a general release (in a form prescribed by the Company) of all known and unknown claims that he may then have against the Company or persons affiliated with the Company and (ii) has agreed not to prosecute any legal action or other proceeding based upon any of such claims.

                           (b)      SEVERANCE PAY. The Company shall pay the
Employee his Base Compensation for a 12-month period following the effective date of the termination of his Employment (the "Continuation Period") if:

                                    (i)      The Company terminates the
         Employee's Employment under Section 5(c) for any reason other than Cause or Permanent Disability; or

                                    (ii)     The Company was subject to a Change
         in Control and, within 12 months thereafter, the Employee resigns for Good Reason.

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Base Compensation under this Subsection (b) shall be paid at the rate in effect at the time of the termination of Employment and in accordance with the Company's standard payroll procedures.

                           (c)      EMPLOYEE BENEFITS. If Subsection (b) above
applies, the Company shall continue the coverage of the Employee and his dependents (if applicable) under the employee benefit plans described in Section 3 during the Continuation Period. To the extent that such plans or the insurance contracts or provider agreements associated with such plans do not permit the extension of the Employee's coverage following the termination of his active employment, the Company shall pay the Employee cash in an amount equal to the cost to the Company of the coverage that cannot be provided. The cash payments shall be made in accordance with Subsection (b) above.

                           (d)      COBRA. If Subsection (b) above applies, and
if the Employee elects to continue his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") following the termination of his Employment, then the date of the "qualifying event" for purposes of COBRA shall be the Employee's last day of active employment.

                           (e)      DEFINITION OF "CAUSE." For all purposes
under this Agreement, "Cause" shall mean:

                                    (i)      The Employee's failure to perform
         in a satisfactory fashion one or more reasonable and lawful duties assigned to the Employee by the Company under this Agreement, if such failure continues for 15 days or more after the Company has given the Employee written notice describing such failure and advising him of the consequences of such failure under this Agreement; provided that such notice shall be required only with respect to the first such failure;

                                    (ii)     The Employee's misconduct relating
         to the Company's affairs, if such misconduct continues for 15 days or more after the Company has given the Employee written notice describing such misconduct and advising him of the consequences of such misconduct under this Agreement; provided that such notice shall be required only with respect to the first occurrence of such misconduct;

                                    (iii)    The Employee's conviction of, or a
         plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;

                                    (iv)     The Employee's failure or refusal
         to carry out the reasonable directives of the Company, if such failure continues for three days or more after the Company has given the Employee written notice describing such failure and advising him of the consequences of such failure under this Agreement; provided that such notice shall be required only with respect to the first such failure;

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                                    (v)      Any breach of this Agreement, the
         Proprietary Information and Inventions Agreement between the Employee and the Company, or any other agreement between the Employee and the Company;

                                    (vi)     Threats or acts of violence
         directed at any present, former or prospective employee, independent contractor, vendor, customer or business partner of the Company; or

                                    (vii)    Fraud or embezzlement involving the
         assets of the Company or its affiliates, customers or suppliers.

The foregoing shall not be deemed an exclusive list of all acts or omissions that the Company may consider as grounds for the termination of the Employee's Employment without Cause.

                           (f)      DEFINITION OF "CHANGE IN CONTROL." For all
purposes under this Agreement, "Change in Control" shall mean:

                                    (i)      The consummation of a merger or
         consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such transaction own immediately after such transaction 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;

                                    (ii)     The sale, transfer or other
         disposition of all or substantially all of the Company's assets, if persons who were not stockholders of the Company immediately prior to such transaction own immediately after such transaction 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;

                                    (iii)    A change in the composition of the
         Board, as a result of which fewer than a majority of the incumbent directors are directors who either (A) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (B) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved;

                                    (iv)     Any transaction as a result of
         which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of

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         this Paragraph (iv), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary of the Company and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company; or

                                    (v)      Any change in control required to
         be reported by Item 1 of Form 8-K of the Securities and Exchange Commission or by Item 6(e) of Schedule 14A set forth in Rule 14a-101 under the Exchange Act (or by any successor of either).

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

                           (g)      DEFINITION OF "GOOD REASON." For all
purposes under this Agreement, "Good Reason" shall mean:

                                    (i)      A significant diminution in the
         nature or scope of the Employee's authority, duties or responsibilities in effect immediately prior to the Change in Control;

                                    (ii)     Any reduction in the rate of the
         Employee's Base Compensation in effect immediately prior to the Change in Control or a reduction of 25% or more in the value of the Employee's aggregate compensation and benefits in effect immediately prior to the Change in Control;

                                    (iii)    The relocation of the Employee's
         principal place of employment to a site more than 25 miles removed from his principal place of employment immediately prior to the Change in Control; or

                                    (iv)     An increase of 25% or more in the
         average amount of time per month that the Employee is required to be away from his principal place of employment, relative to the average amount of time per month that the Employee was required to be away from his principal place of employment immediately prior to the Change in Control.

                  7.       EMPLOYEE'S COVENANTS.

                           (a)      NON-SOLICITATION. During the period
commencing on the date of this Agreement and continuing until the second anniversary of the date when the Employee's Employment terminated for any reason, the Employee shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on the Employee's own behalf or on behalf of any other person or entity) either (i) the employment of any employee of the Company or any of the Company's affiliates or (ii) the business of any customer of the Company, or of any of the

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Company's affiliates, with whom the Employee had contact during his
Employment. During such period, the Employee shall not encourage or induce, or take any action that has the effect of encouraging or inducing, any employee of the Company or any of the Company's affiliates to terminate his or her employment.

                           (b)      NON-DISCLOSURE. The Employee has entered
into a Proprietary Information and Inventions Agreement with the Company, which is incorporated herein by reference.

                           (c)      NON-DISPARAGEMENT. During the period
commencing on the date of this Agreement and continuing until the second anniversary of the date when the Employee's Employment terminated for any reason, the Employee shall not directly or indirectly, personally or through others, disparage the Company or its management.

                           (d)      INJUNCTIVE RELIEF. The Employee acknowledges
and agrees that his failure to perform any of his covenants in this Section 7 would cause irreparable injury to the Company and cause damages to the Company that would be difficult or impossible to ascertain or quantify. Accordingly, without limiting any other remedies that may be available with respect to any breach of this Agreement, the Employee consents to the entry of an injunction to restrain any breach of this Section 7.

                           (e)      SURVIVAL. The covenants in this Section 7
shall survive any termination or expiration of this Agreement and the termination of the Employee's Employment with the Company for any reason.

                  8.       SUCCESSORS.

                           (a)      COMPANY'S SUCCESSORS. This Agreement shall
be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

                           (b)      EMPLOYEE'S SUCCESSORS. This Agreement and
all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                  9.       MISCELLANEOUS PROVISIONS.

                           (a)      NOTICE. Notices and all other communications
contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when (i) personally delivered, (ii) delivered to the U.S. Postal Service for delivery by registered or certified mail or (iii) delivered to a comparable private service offering guaranteed deliveries in the ordinary course of its business. Notice under clauses (ii) and (iii) shall be valid only if delivery charges have been prepaid and a return receipt will be furnished. In the case of the Employee, notice under clauses (ii) and (iii) shall be addressed to him at the home address which

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he most recently communicated to the Company in writing. In the case of the
Company, notice under clauses (ii) and (iii) shall be addressed to its corporate headquarters and directed to the attention of its Secretary.

                           (b)      MODIFICATIONS AND WAIVERS. No provision of
this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                           (c)      WHOLE AGREEMENT. This Agreement supersedes
any prior employment agreement between the Employee and the Company. No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement and the Proprietary Information and Inventions Agreement between the Employee and the Company contain the entire understanding of the parties with respect to the subject matter hereof.

                           (d)      WITHHOLDING TAXES. All payments made under
this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

                           (e)      CHOICE OF LAW. The validity, interpretation,
construction and performance of this Agreement shall be governed by the laws of the State of California (except their provisions governing the choice of law).

                           (f)      SEVERABILITY. The invalidity or
unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

                           (g)      ARBITRATION. Subject to Section 7(d), any
controversy or claim arising out of or relating to this Agreement or the breach thereof, or the Employee's Employment or the termination thereof, shall be settled in Santa Clara County, California, by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The decision of the arbitrator shall be final and binding on the parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company and the Employee shall share equally all fees and expenses of the arbitrator; provided, however, that the Company or the Employee, as the case may be, shall bear all fees and expenses of the arbitrator and all of the legal fees and out-of-pocket expenses of the other party if the arbitrator determines that the claim or position of the Company or the Employee, as the case may be, was without reasonable foundation. The Employee hereby consents to personal jurisdiction of the state and federal courts located in the State of California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

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                           (h)      NO ASSIGNMENT. This Agreement and all rights
and obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

                           (i)      COUNTERPARTS. This Agreement may be executed
in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                      /s/ Larry J. Braverman
                                     ---------------------------------

                                     HYPERION SOLUTIONS CORPORATION

                                     By  /s/ Stephen Imbler
                                       -------------------------------
                                     Title:  President
                                           ---------------------------



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